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                                                                   EXHIBIT 32.2


                    CERTIFICATION BY CHIEF FINANCIAL OFFICER
                      PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

         In connection with the Quarterly Report of Numerex Corp (the "Company") on Form 10-Q as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Alan B. Catherall, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, to the best of my knowledge, that:

         (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and periods covered by the Report.

         This certificate is being made for the exclusive purpose of compliance by the Chief Financial Officer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

May 11, 2005                 /s/ Alan B. Catherall
                             --------------------------------------------------
                             Alan B. Catherall
                             Chief Financial Officer, Executive Vice President,
                             and Principal Financial and Accounting Officer



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